Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference, in this Registration Statement on Form S-3, of our report dated April 16, 2024, related to the consolidated financial statements of Aditxt, Inc (the “Company”) as of December 31, 2023 and 2022, and for the years then ended, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

Newport Beach, California

September 6, 2024